                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               CITIZENS BANCORP/OR
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                CITIZENS BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         Date of Meeting: April 20, 1999

The Annual Meeting of the shareholders of Citizens Bancorp ("Bancorp") will be held on April 20, 1999 at 7:00 p.m. Pacific Time, in the lobby of Citizens Bank's main office, 275 Southwest Third Street, Corvallis, Oregon 97333. The following four items are scheduled to be considered and voted on at the Annual
Meeting:

     - The election of three (3) directors of Bancorp to serve for three-year terms beginning April 20, 1999.

     - The approval of an amendment to Bancorp's Articles of Incorporation to increase Bancorp's authorized shares of its common stock from 5,000,000 to 10,000,000.

     - The approval of an Incentive Stock Option Plan authorizing Bancorp to issue incentive compensation in the form of stock options.

     - The approval of a Stock Bonus Plan authorizing Bancorp to issue incentive compensation in the form of stock bonuses.

The management of Bancorp does not intend to present any other business at the Annual Meeting except as described above, and is not aware of any other matters to be brought before the Annual Meeting by shareholders. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies for voting purposes to vote in accordance with their best judgment.

Only shareholders of record as of the close of business on March 1, 1999 will be entitled to vote at the Annual Meeting.

YOU WILL FIND ENCLOSED A FORM OF PROXY AND A RETURN ENVELOPE WITH YOUR NAME AND ADDRESS. The proxy is solicited on behalf of the Board of Directors of Bancorp. Each properly completed proxy returned in time for voting at the Annual Meeting will be voted in accordance with the instructions provided in the proxy. If no instructions are provided, the proxy will be voted in favor of management's nominees for director, in favor of the other proposals described above, and in the discretion of management as to other matters that may properly be raised at the Annual Meeting.

You are cordially invited to attend the Annual Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ENCLOSED PROXY TO AVOID THE EXPENSE OF FURTHER SOLICITATIONS. A MAJORITY OF ALL ISSUED AND OUTSTANDING SHARES MUST BE REPRESENTED AT THE ANNUAL MEETING IN ORDER TO TRANSACT BUSINESS. REGARDLESS OF HOW MANY SHARES YOU OWN, YOUR PROXY IS IMPORTANT IN FULFILLING THE VOTING REQUIREMENT.

If you attend the Annual Meeting, you may withdraw your proxy and vote in person. In addition, you may revoke the proxy at any time prior to its exercise by written notification to Bancorp or by timely submission of a proxy bearing a later date. A shareholder who attends the Annual Meeting need not revoke the proxy and vote in person unless the shareholder so elects.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        William V. Humphreys
                                        President and Chief Executive Officer,
                                        Citizens Bancorp

                                        March 10, 1999

                                 PROXY STATEMENT

                      CITIZENS BANCORP 1999 ANNUAL MEETING

                                 OF SHAREHOLDERS

                     Date of Proxy Statement: March 10, 1999

                           ANNUAL MEETING INFORMATION

PURPOSES OF ANNUAL MEETING

         This Proxy Statement (the "Proxy Statement") is furnished by Citizens Bancorp ("Bancorp") to its shareholders in connection with the solicitation of proxies by the Board of Directors of Bancorp for use at the 1999 annual meeting (the "Annual Meeting") of Bancorp shareholders. The Proxy Statement and the accompanying form of proxy is being mailed to Bancorp shareholders on or before April 1, 1999.

         At the Annual Meeting, shareholders will consider and vote upon the following matters:

         1. Election of Directors. The election of three (3) directors of Bancorp to serve for three-year terms beginning April 20, 1999.

         2. Increase in Number of Authorized Shares. The approval of an amendment to Bancorp's Articles of Incorporation to increase Bancorp's authorized shares of its common stock from 5,000,000 to 10,000,000.

         3. Approval of Incentive Stock Option Plan. The approval of an Incentive Stock Option Plan authorizing Bancorp to issue incentive compensation in the form of stock options.

         4. Approval of Stock Bonus Plan. The approval of a Stock Bonus Plan authorizing Bancorp to issue incentive compensation in the form of stock bonuses.

         5. Other Matters. To consider and vote on such other matters as may properly be raised at the Annual Meeting. The management of Bancorp does not intend to present any matters at the Annual Meeting other than those outlined above, and as of the date of this Proxy Statement has no knowledge of any matters which may be presented by shareholders of Bancorp at the Annual Meeting.

DATE, TIME AND PLACE

         The Annual Meeting will be held on Tuesday, April 20, 1999 at 7:00 p.m., Pacific Time, in the lobby of the main office of Citizens Bank, Bancorp's wholly-owned subsidiary, 275 Southwest Third Street, Corvallis, Oregon 97333. The telephone number of Citizens Bank at that address is (541) 752-5161.

RECORD DATE AND VOTING RIGHTS

         Bancorp's Board of Directors has fixed the close of business on March 1, 1999 as the record date for determining the holders of outstanding shares of Bancorp's common stock entitled to notice of and to vote at the Annual Meeting. Each share of Bancorp common stock will be entitled to one vote on the matters to be considered at the Annual Meeting. The number of shares of common stock of Bancorp outstanding on the record date is 3,927,705.608 held by 780 shareholders of record. The number of votes held in the aggregate by the holders of those shares is 3,927,705.608.

REQUIRED SHAREHOLDER VOTES; EFFECT OF ABSTENTION

         The election of directors to the Bancorp Board requires the vote of the holders of a majority of the issued and outstanding shares of Bancorp's common stock. The required vote for the proposed amendment to the Articles of Incorporation and for the approval of the Incentive Stock Option Plan and the Stock Bonus Plan is also a simple majority vote of shareholders. An abstention will have the same effect as a vote against a director nominee and against the other matters submitted for shareholder approval. Broker non-votes will not be treated as shares present or represented and entitled to vote at the Annual Meeting.

SOLICITATION AND USE OF PROXIES; REVOCATION

         The enclosed proxy is solicited on behalf of the Board of Directors of Bancorp. Proxies may be solicited by directors, officers and employees of Bancorp and Citizens Bank by mail, personal interview, telephone or telegram. All costs of soliciting proxies will be paid by Bancorp. Each properly completed proxy returned in time for voting at the Annual Meeting will be voted in accordance with the instructions provided in the proxy. If a signed proxy is received without voting instructions, the proxy will be voted in favor of the Proposal, in favor of management's nominees for director and in management's discretion as to other matters raised at the Annual Meeting.

         Any person providing a proxy in the form accompanying the Proxy Statement may revoke the proxy at any time prior to its exercise at the Annual Meeting. The proxy may be revoked by written notification to Bancorp, by timely submission to Bancorp of a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any shareholder who attends the Annual Meeting need not revoke his or her proxy and vote in person unless he or she so elects.

RETURN OF PROXIES

         Each shareholder is requested to sign and date the accompanying proxy and return it promptly in the enclosed stamped addressed envelope, whether or not the shareholder plans to attend the Annual Meeting in person.

         BANCORP RESPECTFULLY REQUESTS ALL SHAREHOLDERS TO RETURN THEIR PROXIES TO BANCORP AS PROMPTLY AS POSSIBLE.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the ownership of Bancorp common stock, which is Bancorp's only class of stock issued and outstanding, beneficially owned as of January 15, 1999 by: (i) the nominees to the Board of Directors of Bancorp; (ii) the directors of Bancorp continuing in office; and (iii) certain executive officers of Bancorp and Citizens Bank. The table includes the percentage of total Bancorp shares owned by each based on total issued and outstanding shares, as of January 15, 1999, of 3,927,705.608. Except as disclosed below or elsewhere in this Proxy Statement no person known to Bancorp beneficially owns more than 5% of Bancorp's common stock.

                                                                   COMMON STOCK
                                                         --------------------------------
                                                                               PERCENT OF
                                                           NUMBER OF          OUTSTANDING
                                                            SHARES*              SHARES
                                                         -----------          -----------

DIRECTOR NOMINEES

Scott A. Fewel (1)                                         2,718.49              .0692%
Duane L. Sorensen (2)                                      1,612.00                 **
Rosetta C. Venell (3)                                     59,862.23              1.524%

DIRECTORS CONTINUING IN OFFICE

Jock Gibson (4)                                            8,918.80               .227%
William V. Humphreys (5)                                   7,159.38               .182%
James E. Richards (6)                                     18,546.91               .472%
Gene N. Thompson (7)                                     311,669.71              7.935%
John Truax (8)                                             4,559.34               .116%

All Directors and Director Nominees (8 persons):

EXECUTIVE OFFICERS (9)

William F. Hubel, Jr                                         292.00                 **
Daniel E. Wybenga                                          3,484.28               .089%
Lark E. Wysham                                               197.00                 **
Scott M. Zimbrick                                            640.00                 **

ALL DIRECTORS, DIRECTOR NOMINEES AND
EXECUTIVE OFFICERS AS A GROUP (12 PERSONS):              419,660.14             10.684%

         *Share ownership totals include shares held individually, shares owned jointly with other persons including spouses, shares held in trust for the owner or for the owner's minor children, shares owned by other immediate family members and their spouses, and shares owned or controlled directly or indirectly by any of the above through partnerships or corporations, all as more particularly described below.

         **Less than 0.05%.

         (1) All shares owned jointly with Mr. Fewel's spouse, with whom he shares voting and investment power.

         (2) All shares held in the name of a family limited partnership, over which Mr. Sorensen has voting and investment power.

         (3) Includes 35,808.604 shares held by Ms. Venell, 22,440.270 shares held by Ms. Venell's spouse as to which Ms. Venell disclaims beneficial ownership, and 1,613.452 shares held as a custodian for the benefit of minor grandchildren, over which Ms. Venell shares voting and investment power.

         (4) All shares owned jointly with Mr. Gibson's spouse, with whom he shares voting and investment power.

         (5) All shares owned jointly with Mr. Humphreys' spouse, with whom he shares voting and investment power. (6) All shares held in the name of a family trust, over which Mr. Richards has voting and investment power as a trustee.

         (7) Includes 30,208.35 shares owned directly and 61,675.87 shares held as a custodian for the benefit of minor grandchildren, over which Mr. Thompson shares voting and investment power. Also includes 213,833.46 shares held by a corporation in which Mr. Thompson is a shareholder, and 5,952.03 shares held by Mr. Thompson's spouse, as to which he disclaims beneficial ownership. See also the section and table immediately below for further information concerning the share ownership of the Gene N. Thompson family.

         (8) All shares owned individually by Mr. Truax.

         (9) Excluding William V. Humphreys, President and Chief Executive Officer, whose ownership is shown under the "Directors Continuing in Office" section of this table. All shares owned by these executive officers are owned jointly with their respective spouses, with whom each shares voting and investment power.

SECURITIES OWNERSHIP OF GENE N. THOMPSON FAMILY

         The Gene N. Thompson family, consisting of director Gene N. Thompson and his wife, their children, their children's spouses and their three grandchildren, collectively are the beneficial owners of 743,460.97 shares of Bancorp common stock, or 18.929% of all issued and outstanding common stock of Bancorp. Four individual members of the Gene N. Thompson family, through individual, custodial and joint ownership, own or control more than 5% of Bancorp's stock. The following table sets forth the ownership of Bancorp common stock (the only class of issued and outstanding stock of Bancorp) held as of January 15, 1999 by each of these four individuals. The address for mailing purposes of the Gene N. Thompson family is c/o P. O. Box 30, Corvallis, Oregon 97339.

                                           COMMON STOCK
                                  ---------------------------------
                                                       PERCENT OF
                                   NUMBER OF           OUTSTANDING
                                    SHARES*              SHARES
                                  ----------           ------------
Courtenay A. Thompson (1)         378,343.44              9.633%
Eric C. Thompson (2)              405,024.62             10.312%
Gene N. Thompson (3)              311,669.71              7.935%
Gina Morrow (4)                   350,739.86              8.930%

         *Certain individual members of the Gene N. Thompson family share voting and investment power over certain shares through an Oregon corporation and through an Oregon general partnership. The total number of shares for which voting and investment power is shared are included for each such individual. Since such shares have been counted more than once, the sum of the shares displayed in this column do not equal the total share ownership of the Gene N. Thompson family, which does not exceed 743,460.97 shares in the aggregate.

         (1) Includes 103,693.67 shares owned individually, 213,833.46 shares held by a corporation in which Ms. Thompson is a shareholder and 60,816.31 shares held by a partnership in which Ms. Thompson is a partner.

         (2) Includes 105,998.66 shares owned individually, 213,833.46 shares held by a corporation in which Mr. Thompson is a shareholder and 60,816.31 shares held by a partnership in which Mr. Thompson is a partner. Also includes
50.802 shares held by Mr. Thompson's spouse and 5,979.43 shares held by Mr. Thompson's spouse as a custodian for a minor child, as to which Mr. Thompson disclaims beneficial ownership in each case. Also includes 12,366.53 shares held in individual retirement accounts and 5,979.43 held as a custodian for a minor child.

         (3) Includes 30,208.35 shares owned directly and 61,675.87 shares held as a custodian for the benefit of minor grandchildren, over which Mr. Thompson shares voting and investment power. Also includes 213,833.46 shares held by a corporation in which Mr. Thompson is a shareholder, and 5,952.03 shares held by Mr. Thompson's spouse, as to which he disclaims beneficial ownership.

         (4) Includes 136,906.40 shares owned individually and 213,833.46 shares held by a corporation in which Ms. Morrow is a shareholder.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

NOMINEES TO THE BOARD OF DIRECTORS OF BANCORP

         The Bancorp Board of Directors is divided into three classes of directors. At each annual meeting of shareholders, members of one of the classes, on a rotating basis, are elected for a three-year term. Management proposes the following nominees for election to the Board of Directors of Bancorp for three-year terms beginning April 20, 1999. All of these nominees are presently members of Bancorp's Board of Directors. The present terms of all nominees expire on April 20, 1999.

         Nominee No. 1: SCOTT A. FEWEL, age 52, is an attorney in private practice in the Law Office of Scott A. Fewel in Corvallis, Oregon. Mr. Fewel has practiced law for over 27 years, and served as the City Attorney for Corvallis, Oregon from 1971 to 1981 and from 1992 to the present. Mr. Fewel also serves on the board of directors of the Benton County Foundation. He has been a director of Citizens Bank since 1996 and a director of Bancorp since its formation in 1997.

         Nominee No. 2: DUANE L. SORENSEN, age 58, is the President of Waste Control Systems, Inc., a solid waste management company headquartered in Corvallis, Oregon. Mr. Sorensen has been in the waste management business for 21 years, and is the past President of the Oregon Refuse and Recycling Association, a trade association. He also serves on the board of directors of Samaritan Health Services and of Good Samaritan Hospital in Corvallis, Oregon. Mr. Sorensen became a director of Bancorp and of Citizens Bank on April 21, 1998, when he was appointed to the director positions formerly held by retiring director Dr. Larry C. Hunter.

         Nominee No. 3: ROSETTA C. VENELL, age 59, is the secretary-treasurer of Venell Farms, Inc., Venell Pellets, Inc. and Mid-Valley Agricultural Products, Inc., and is involved in the daily management of these companies. She has been in the agriculture business, including farming and seed marketing, since 1957. Ms. Venell is also a director of Good Samaritan Hospital in Corvallis, Oregon. She has been a director of Citizens Bank since 1981 and a director of Bancorp since its formation in 1997.

         To be elected, each director nominee must receive the affirmative vote of the holders of a simple majority of Bancorp's common stock represented in person or by proxy at the 1999 Annual Meeting. Abstentions and broker non-votes will be considered as votes against the nominee.

         THE BOARD OF DIRECTORS OF BANCORP RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SLATE OF NOMINEES SET FORTH ABOVE.

         Although Bancorp knows of no reason why any of the above nominees may be unable or unwilling to serve, if any nominee becomes unable or unwilling to serve, it is the intention of the persons named in the proxy to vote for any substitute nominee the Board of Directors of Bancorp may recommend.

MEMBERS OF THE BANCORP BOARD CONTINUING IN OFFICE

         The following individuals are presently members of the Board of Directors of Bancorp whose terms in office do not expire on the date of the 1999 Annual Meeting.

         JOCK GIBSON, age 57, is the President of Lochmead Dairy, Inc., a dairy food processing company, and the Vice President of Dari Mart Stores, a retail grocery. He has been in the dairy food processing and retail business since 1965. He has been a director of Citizens Bank since 1993 and a director of Bancorp since its formation in 1997. Mr. Gibson's term as director expires on the date of the year 2000 Annual Meeting of Bancorp.

         WILLIAM V. HUMPHREYS, age 51, has served as the President and Chief Executive Officer of Citizens Bank since January 2, 1996, and as the President and Chief Executive Officer of Bancorp since its formation as the holding company of Citizens Bank in 1997. Mr. Humphreys has been in the banking industry since 1968, and prior to his employment at Bancorp served as the President and Chief Executive Officer of another Oregon community bank for eight years. He has been a director of Citizens Bank since 1996 and a director of Bancorp since its formation in 1997. Mr. Humphreys' term as director expires on the date of the 2001 Annual Meeting of Bancorp.

         JAMES E. RICHARDS, age 60, is the general manager of Fisher Implement Company, a farm implement distributor in Albany, Oregon. Mr. Richards has been in the farm implement business since 1964. He has been a director of Citizens Bank since 1988 and a director of Bancorp since its formation in 1997. Mr. Richard's term as director expires on the date of the year 2000 Annual Meeting of Bancorp.

         GENE N. THOMPSON, age 62, is the co-owner and operator of Thompson Timber Co., and has been in the business of logging, hauling and selling timber since 1959. Mr. Thompson has been a director of Citizens Bank since 1980 and a director of Bancorp since its formation in 1997, and presently serves as the Chairman of the Board of Directors of Citizens Bank and of Bancorp. Mr. Thompson's term as director expires on the date of the year 2000 Annual Meeting of Bancorp.

         JOHN TRUAX, age 44, is the President of Truax Corporation, a distributor of petroleum products. He has been in the petroleum distribution business since 1976. He has been a director of Citizens Bank since 1995 and a director of Bancorp since its formation in 1997. Mr. Truax's term as director expires on the date of the 2001 Annual Meeting of Bancorp.

MEMBERS OF THE BOARD OF DIRECTORS OF CITIZENS BANK

         During 1998 and as of the date of this Proxy Statement the members of the Board of Directors of Bancorp and of Citizens Bank, the wholly-owned subsidiary of Bancorp, are identical. Shareholders of Bancorp do not elect the members of the Board of Directors of Citizens Bank. Bancorp, acting through its Board of Directors, elects the Board of Directors of Citizens Bank.

EMERITUS DIRECTORS OF CITIZENS BANCORP AND CITIZENS BANK

         In 1998 and through the date of this Proxy Statement, two emeritus directors, Dr. Larry C. Hunter and James Eickelberg, served on the Bancorp and Citizens Bank boards. Under the Bylaws of Bancorp and Citizens Bank, an emeritus director has no voting rights as a director, and may attend meetings of the boards of Citizens Bank and Bancorp upon the invitation of the board. Emeritus directors receive the regular monthly attendance fee payable to voting directors, may be removed from office by a simple majority vote of directors at any time, and may not serve past the date on which the emeritus director reaches the age of 70.

         DR. LARRY C. HUNTER, age 67, a private investor and an independent computer consultant, retired from the Boards of Bancorp and of Citizens Bank in April of 1998. Upon his retirement, Dr. Hunter was elected by the Bancorp Board to serve as an emeritus director. Until its sale in 1996, Dr. Hunter was the President of Hunter International, Inc., a software development and computer consulting company. He has been in the computer software business since 1968. Until his retirement, Mr. Hunter was a voting director of Citizens Bank beginning in 1982, and voting director of Bancorp since its formation in 1997.

         JAMES EICKELBERG, age 68, retired from the Board of Citizens Bank in 1996, which he first joined in 1981. Mr. Eickelberg was a partner in the Corvallis, Oregon law firm of Eickelberg & Fewel prior to his retirement from that firm.

EXECUTIVE OFFICERS OF BANCORP AND OF CITIZENS BANK

         The executive officers of Bancorp and of Citizens Bank are William F. Hubel, Jr., William V. Humphreys, Daniel E. Wybenga, Lark E. Wysham and Scott M. Zimbrick. The following table sets forth in summary form information about these executive officers.

                                                                                         YEARS OF BANKING
        NAME               AGE                   POSITION                                  EXPERIENCE
        ----               ---                   --------                                  ----------

William F. Hubel, Jr.      43       Sr. Vice President and Chief Operating Officer,            21
                                    Citizens Bank
William V. Humphreys       51       President and Chief Executive Officer, Bancorp             31
                                    and Citizens Bank
Daniel E. Wybenga          58       Executive Vice President/Loan Administration,              40
                                    Citizens Bank
Lark E. Wysham             49       Sr. Vice President and Chief Financial Officer,            22
                                    Bancorp and Citizens Bank
Scott M. Zimbrick          43       Sr. Vice President and Branch Manager, Citizens            20
                                    Bank

         WILLIAM F. HUBEL, JR., age 43, is a Senior Vice President and Chief Operating Officer of Citizens Bank. His responsibilities include managing all branch operations for Citizens Bank. He joined Citizens Bank in 1998. Prior to that time, he served as a Vice President for Wells Fargo Bank, and has over 21 years of experience in the banking industry. He is a 1977 graduate of Western Oregon State College, and a 1990 graduate of the Pacific Coast Banking School.

         WILLIAM V. HUMPHREYS, age 51, is the President and Chief Executive Officer of Bancorp and of Citizens Bank. Mr. Humphreys is a director of Bancorp, and information concerning his business experience and background is contained in the section above entitled "Members of the Bancorp Board Continuing in Office."

         DANIEL E. WYBENGA, age 58, is Executive Vice President in charge of loan administration of Citizens Bank. His responsibilities include supervising the loan portfolio of Citizens Bank. He joined Citizens Bank in 1975. Prior to his present appointment he served as a Senior Vice President of Citizens Bank in charge of loan administration, and has a total of 40 years of experience in the banking industry. Mr. Wybenga is a 1978 graduate of the Pacific Coast Banking School.

         LARK E. WYSHAM, age 49, is Senior Vice President and Chief Financial Officer of Bancorp and of Citizens Bank. She joined Bancorp and Citizens Bank in 1997. From 1995 to 1997 she served as Executive Vice President and Chief Operations Officer of Columbia River Bank. For many years prior to 1995 she was the Vice President/Operations of Juniper Banking Company. Ms. Wysham has 22 years of experience in the banking industry. She is a 1987 graduate of the Bank Administration Institute and a 1990 graduate of the Northwest Intermediate Commercial Lending School.

         SCOTT M. ZIMBRICK, age 43, is a Senior Vice President and Branch Manager of Citizens Bank. He joined Citizens Bank in 1997. Prior to that time he served for many years as Marketing Area Manager and Vice President for Wells Fargo Bank. Mr. Zimbrick has over 20 years of experience in the banking industry. He is a 1978 graduate of the University of Oregon and a 1996 graduate of the Pacific Coast Banking School.

1998 BOARD AND COMMITTEE MEETINGS OF BANCORP

         The Board of Directors of Bancorp held a total of 12 regularly scheduled Board meetings during the 1998 calendar year. Each member of the Board of Directors, excluding the Board's two emeritus directors, attended at least 75% of such meetings. Emeritus Director Larry C. Hunter attended all of the meetings he was entitled to attend prior to his retirement. Emeritus Director James Eickelberg attended one Bancorp Board meeting in 1998. The Board of Directors of Bancorp appointed no committees during the calendar year ending December 31, 1998.

1998 BOARD AND COMMITTEE MEETINGS OF CITIZENS BANK

         The Board of Directors of Citizens Bank held a total of 12 regularly scheduled Board meetings and two special Board meetings during the 1998 calendar year. Each member of the Board of Directors, excluding the Board's two emeritus directors, attended at least 79% of such meetings, except for John Truax, who attended 72% of such meetings. Emeritus Director Larry C. Hunter attended all of the meetings he was entitled to attend prior to his retirement. Emeritus Director James Eickelberg attended one Citizens Bank Board meeting in 1998.

         The Board of Directors of Citizens Bank appointed seven committees during the calendar year ending December 31, 1998: (1) the Audit/Examination Committee, (2) the Human Resources Committee, (3) the Investment/Asset-Liability Committee, (4) the Lending/CRA Committee, (5) the Nominating Committee, (6) the Management Review Committee, and (7) the Technology/EDP Committee.

         The Audit/Examination Committee met 6 times during calendar 1998. This Committee reviews Citizens Bank's compliance with audit and bank policies and procedures, reviews reports prepared by Bancorp's and Citizens Bank's accountants, recommends the selection of Bancorp's and Citizens Bank's outside accountants, and advises the Board of Directors concerning Citizens Bank's compliance with Bank policy and federal and state regulations. In 1998 the members of this Committee were Scott A. Fewel, Chairperson, Jock Gibson (from June through December), Emeritus Director Larry C. Hunter (from January through April), Gene N. Thompson, John Truax (from January through May) and Rosetta C. Venell (from June through December). Each member of this Committee attended at least 75% of the meetings the member was entitled to attend, except for Jock Gibson, Larry C. Hunter and John Truax, who attended 50% of the meetings each was entitled to attend.

         The Human Resources Committee met 3 times during calendar 1998. This Committee evaluates the performance of Citizens Bank's executive officers, other than the President and Chief Executive Officer. This Committee makes recommendations to the Board of Directors concerning compensation and personnel issues, reviews and makes recommendations concerning employee benefits issues, and reviews and monitors any claims of employees against Citizens Bank. The members of this Committee in 1998 were Jock Gibson, William V. Humphreys, Gene
N. Thompson and James E. Richards, Chairperson. Each member of this Committee attended 100% of the meetings the member was entitled to attend.

         The Investment/Asset-Liability Committee met 3 times during calendar 1998. This Committee was formed to establish, update and monitor Citizens Bank's policies concerning asset, liability, liquidity, investment, interest rate and market risk management, oversee the management of these functions, and recommend to the Board of Directors where appropriate the retention of securities advisors and brokers. In 1998 the members of this Committee were William V. Humphreys, James E. Richards (from January through May), Duane L. Sorensen (from June through December), John Truax and Rosetta C. Venell, Chairperson. Each member of this Committee attended 100% of the meetings the member was entitled to attend, except for John Truax, who attended 2 of 3 meetings.

         The Lending/CRA Committee met 13 times in calendar 1998. This Committee reviews Citizens Bank's compliance with Citizens Bank's loan and CRA policies and procedures, advises the Board of Directors of any material violations of these policies, and reviews and approves loans recommended by Citizens Bank's management that exceed internal approval limits. In 1998 the members of this Committee were Scott A. Fewel, Jock Gibson (from January through May), William
V. Humphreys, Chairperson, James E. Richards and Duane L. Sorensen (from June through December). Each member of this Committee attended at least 75% of the meetings the member was entitled to attend.

         The Nominating Committee met 2 times in calendar 1998. This Committee recommends prospective members of the Board of Directors of Citizens Bank. The members of the Nominating Committee in 1998 were Scott A. Fewel (from June through December), Jock Gibson (from January through May), James E. Richards, Gene N. Thompson, Chairperson and Rosetta C. Venell. Each member of this Committee attended 100% of the meetings the member was entitled to attend.

         The Management Review Committee met 2 times in calendar 1998. This Committee evaluates the performance of Citizens Bank's President and Chief Executive Officer and recommends compensation for this officer. The members of this Committee consist of all of the outside directors of Citizens Bank. The Chairperson is Gene N. Thompson. Each member of this Committee attended 100% of the meetings the member was entitled to attend, except for John Truax, who attended 1 of 2 meetings.

         The Technology/EDP Committee met 2 times during calendar 1998. This Committee reviews Citizens Bank's data processing operations and procedures as well as various technology issues. In 1998 the members of this Committee were William V. Humphreys, Emeritus Director Larry C. Hunter (from January through April), Duane L. Sorensen (from June to December) and John Truax (from June to December). The Committee also included non-director members Jub Leelaamornvichet, a Vice President of Citizens Bank, and Lark E. Wysham, Chief Financial Officer of Bancorp and Citizens Bank. Each member of this Committee attended 100% of the meetings the member was entitled to attend, except for William V. Humphreys, who attended 1 of 2 meetings.

                     PROPOSAL TWO: AMENDMENT OF ARTICLES OF
              INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

         Section (1), Article II of Bancorp's Articles of Incorporation, which were filed in 1996, authorizes Bancorp to issue up to 5,000,000 shares of its common stock. As of February 22, 1999, Bancorp had a total of 3,927,705.608 shares of its common stock issued and outstanding. Under Bancorp's present Articles of Incorporation, Bancorp may therefore issue no more than 1,072,294.4 additional shares of its common stock.

         Bancorp's Board of Directors believes that an increase in the total number of authorized shares of its common stock, from 5,000,000 to 10,000,000, is necessary and appropriate in order to provide Bancorp the ability to issue additional shares in the future in excess of the current limit. The purposes for which additional shares may be issued include, without limitation, stock splits, stock dividends and the issuance of shares pursuant to Bancorp's proposed Incentive Stock Option Plan and Stock Bonus Plan. The Board of Directors of Bancorp has therefore approved a resolution providing for the amendment of Section (1) of Article II allowing this increase.

         This amendment of Article II requires the approval of Bancorp's shareholders through an affirmative vote of the holders of a simple majority of Bancorp's common stock represented in person or by proxy at the 1999 Annual Meeting. Abstentions and broker non-votes will be considered as votes against the approval of the amendment.

         THE BOARD OF DIRECTORS OF BANCORP RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSED AMENDMENT OF ARTICLE II OF BANCORP'S ARTICLES OF INCORPORATION.

             PROPOSAL THREE: ADOPTION OF INCENTIVE STOCK OPTION PLAN

         In November 1998, Bancorp's Board of Directors adopted, subject to shareholder approval, the 1998 Incentive Stock Option Plan (the "ISOP"). If approved by shareholders, the ISOP will allow Bancorp to grant stock options to employees of Bancorp and its subsidiary Citizens Bank. The purpose of the ISOP is to enable Bancorp and Citizens Bank to attract and retain experienced and able employees, and to provide an incentive to these individuals to exert their best efforts for Bancorp and its shareholders. No more than 4% of Bancorp's issued and outstanding common stock may be issued in the form of stock options under the ISOP.

         A complete copy of the ISOP is attached to this Proxy Statement as
Exhibit 1. Below is a summary of certain key features of the ISOP. The following discussion is a summary only, and shareholders are urged to read the complete text of the ISOP attached hereto as Exhibit 1. In addition, the discussion below of certain tax matters and effects is a summary only of such matters and effects, and is qualified in its entirety by reference to the applicable sections of the Internal Revenue Code of 1986, as amended, together with all relevant regulations and letter rulings.

PURPOSE OF THE ISOP

         The purpose of the ISOP is to enable Bancorp and its subsidiaries to attract and retain experienced and able employees and to motivate these individuals to exert their best efforts for Bancorp and its shareholders. Stock-based compensation is a key tool for the retention of employees. Stock options have value only if Bancorp's stock price increases above the fair market value of the stock on the grant date and the employee remains on the job for the period required for the option to be exercised. In addition, stock options link the value of the grant to the value of Bancorp's stock. This aligns the interests of the recipient with the interests of all shareholders, providing an incentive for the recipient to maximize shareholder value. The Board of Directors believes that the issuance of stock options will be effective in motivating and retaining employees, and that the adoption of the ISOP is in the best interests of Bancorp and its shareholders.

TYPES OF STOCK OPTIONS AVAILABLE FOR ISSUANCE

         The ISOP authorizes two kinds of stock option grants of the common stock (the "Stock") of Bancorp, Incentive Stock Options as defined in the Internal Revenue Code of 1986, as amended, and Non-Statutory Stock Options. Each option grant must be specifically designated as either an Incentive Stock Option or a Non-Statutory Stock Option. The difference between the two types of stock options arises chiefly from the tax consequences associated with the option.

Incentive Stock Options.

         At the time an Incentive Stock Option is granted, the recipient does not recognize gain. Further, at the time the option is exercised, the recipient does not recognize the gain (or loss), if any, on the difference between the exercise price and the market price of the stock covered by the option on the date of exercise. The recipient is able to defer the recognition of gain (or loss) to the date on which the stock acquired through exercise is sold. This deferral of the recognition of gain for tax purposes can be of benefit to the recipient. To qualify as an Incentive Stock Option under the Internal Revenue Code of 1986, as amended, certain requirements must be met, including limitations on the value of the options granted to certain employees.

Non-Statutory Stock Options.

         Non-Statutory Stock Options, which are sometimes also called "Nonqualified Stock Options," do not provide the same potential tax benefits to the recipient as do Incentive Stock Options. At the time a Non-Statutory Stock Option is granted, the recipient does not recognize gain. However, at the time of exercise, the recipient must recognize the gain (or loss), if any, on the difference between the exercise price and the market price of the stock covered by the option on the date of exercise. The recipient may therefore not defer the recognition of gain (or loss) beyond the exercise date. Non-Statutory Stock Options are nonetheless a useful form of incentive compensation, especially in cases in which Incentive Stock Options are not available.

PERSONS ELIGIBLE FOR GRANTS UNDER THE ISOP

         Grants of stock options may be made under the ISOP only to officers and key employees of Bancorp whom the Board believes have made, or will make, an essential contribution to Bancorp. Bancorp directors are not eligible for option grants unless the director is also an employee of Bancorp or Citizens Bank.

LIMITATION ON NUMBER OF SHARES SUBJECT TO THE ISOP.

         The total number of shares of stock that may be issued upon the exercise of all options granted under the ISOP may not exceed, in the aggregate, four percent (4%) of Bancorp's issued and outstanding stock. For example, if Bancorp had 4,000,000 shares of stock issued and outstanding, no more than 160,000 shares of stock could be subject to option grants under the ISOP. If the number of shares of stock issued and outstanding increased, then the number of shares that could be subject to option grants would also increase, based on and subject to the 4% limitation. Any increase in the 4% limitation imposed by the ISOP requires shareholder approval.

IMPLEMENTATION AND ADMINISTRATION OF THE ISOP

         The ISOP will be administered by Bancorp's Board of Directors, which may adopt or amend rules and regulations for its administration. The interpretation and construction of the ISOP by the Board shall be final and conclusive. The administration of the ISOP may be delegated to a committee of the Board. The grant of stock options under the ISOP shall be at the complete discretion of Bancorp's Board, which has and shall retain the sole authority to grant options. Nothing in the ISOP requires the Board to issue option grants in any amount, at any time, or to any group of individuals. The amount, terms and conditions of all option grants under the ISOP shall be determined by the Board, subject to the limitations imposed by the ISOP and by applicable law and regulation. The Board may provide that the recipient's rights under an option grant shall vest over time. Bancorp's Board intends to use the ISOP as a management tool to appropriately motivate and reward Bancorp's employees.

VALUATION OF STOCK SUBJECT TO OPTION GRANTS UNDER THE ISOP

         At the time an option is granted under the ISOP, the terms of the grant shall specify an "exercise price," which is the price at which the recipient of the option may exercise the option. To exercise an option means to purchase the stock at the exercise price. For example, if the exercise price of the option is $20.00 per share, the holder of the option has the right to purchase the shares of stock covered by the option at a price of $20.00 per share.

         The ISOP requires that the exercise price of all stock options approved for grant shall be the fair market value of Bancorp's common stock on the date of grant. Since Bancorp's common stock is infrequently traded and is not quoted on any established stock market or quotation system, the Board will choose and apply an appropriate valuation method at the time of grant, consistent with its fiduciary duties. Such methods may include, without limitation, the valuation method specified in Bancorp's currently effective Dividend Reinvestment Plan. In the event of a stock split, recapitalization or other similar event, the exercise price of outstanding options or rights already awarded shall be adjusted in order to prevent either the dilution or the enlargement of the benefit intended at the time of the original grant.

AMENDMENTS TO THE ISOP

         Bancorp's Board may amend the ISOP to comply with changes in the law or for other reasons. Shareholder approval of amendments shall be sought if such approval is necessary to comply with applicable law. Amendments shall not affect the rights of a recipient of a stock option granted prior to the amendment without the written consent of the recipient.

MANAGEMENT'S RECOMMENDATION

         Shareholder approval of the ISOP will allow Bancorp to implement an incentive compensation program which the Board believes should be successful in attracting and retaining qualified employees.

         The approval of the ISOP requires the affirmative vote of the holders of a simple majority of Bancorp's common stock represented in person or by proxy at Bancorp's 1999 Annual Meeting. Abstentions and broker non-votes will be considered as votes against the adoption of the ISOP.

         THE BOARD OF DIRECTORS OF BANCORP RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE INCENTIVE STOCK OPTION PLAN.

                   PROPOSAL FOUR: ADOPTION OF STOCK BONUS PLAN

         In November 1998, Bancorp's Board of Directors adopted, subject to shareholder approval, the 1998 Stock Bonus Plan (the "Bonus Plan"). If approved by shareholders, the Bonus Plan will allow Bancorp to grant bonuses in the form of Bancorp's common stock to employees of Bancorp and its subsidiary Citizens Bank. As with the ISOP, the purpose of the Bonus Plan is to enable Bancorp and Citizens Bank to attract and retain experienced and able employees, and to provide an incentive to these individuals to exert their best efforts for Bancorp and its shareholders. No more than 1% of Bancorp's issued and outstanding common stock may be issued in the form of stock options under the Bonus Plan.

         A complete copy of the Bonus Plan is attached to this Proxy Statement as Exhibit 2. Below is a summary of certain key features of the Bonus Plan. The following discussion is a summary only, and shareholders are urged to read the complete text of the Bonus Plan attached hereto as Exhibit 2.

PURPOSE OF THE BONUS PLAN

         The purpose of the Bonus Plan is to enable Bancorp and its subsidiaries to attract and retain experienced and able employees and to motivate these individuals to exert their best efforts for Bancorp and its shareholders. The Bonus Plan is intended to supplement the stock-based compensation available under the ISOP. Stock ownership by employees helps align the interests of the employee with the interests of all shareholders, providing an incentive for the employee to maximize shareholder value. The Board of Directors believes that the ability to issue of stock bonuses as a form of compensation will be effective in motivating and retaining employees, and that the adoption of the Bonus Plan is in the best interests of Bancorp and its shareholders.

PERSONS ELIGIBLE FOR GRANTS UNDER THE BONUS PLAN

         Grants of stock under the Bonus Plan may be made only to officers and key employees of Bancorp whom the Board believes have made, or will make, an essential contribution to Bancorp. Bancorp directors are not eligible for grants under the Bonus Plan unless the director is also an employee of Bancorp or Citizens Bank.

LIMITATION ON NUMBER OF SHARES SUBJECT TO THE BONUS PLAN.

         The total number of shares of stock that may be issued under the Bonus Plan may not exceed, in the aggregate, one percent (1%) of Bancorp's issued and outstanding common stock. For example, if Bancorp had 4,000,000 shares of stock issued and outstanding, no more than 40,000 shares of stock could be subject to grants under the Bonus Plan. If the number of shares of stock issued and outstanding increased, then the number of shares that could be subject to grants would also increase, based on and subject to the 1% limitation. Any increase in the 1% limitation imposed by the Bonus Plan requires shareholder approval.

IMPLEMENTATION AND ADMINISTRATION OF THE BONUS PLAN

         The Bonus Plan will be administered by Bancorp's Board of Directors, which may adopt or amend rules and regulations for its administration. The interpretation and construction of the Bonus Plan by the Board shall be final and conclusive. The administration of the Bonus Plan may be delegated to a committee of the Board. The grant of stock bonuses under the Bonus Plan shall be at the complete discretion of Bancorp's Board, which has and shall retain the sole authority to make such grants. Nothing in the Bonus Plan requires the Board to make grants in any amount, at any time, or to any group of individuals. The amount, terms and conditions of all grants under the Bonus Plan shall be determined by the Board, subject to the limitations imposed by the Bonus Plan and by applicable law and regulation. Bancorp's Board intends to use the Bonus Plan as a management tool to appropriately motivate and reward Bancorp's employees.

AMENDMENTS TO THE BONUS PLAN

         Bancorp's Board may amend the Bonus Plan to comply with changes in the law or for other reasons. Shareholder approval of amendments shall be sought if such approval is necessary to comply with applicable law.

MANAGEMENT'S RECOMMENDATION

         Shareholder approval of the Bonus Plan will allow Bancorp to implement an incentive compensation program which the Board believes should be successful in attracting and retaining qualified employees.

         The approval of the Bonus Plan requires the affirmative vote of the holders of a simple majority of Bancorp's common stock represented in person or by proxy at Bancorp's 1999 Annual Meeting. Abstentions and broker non-votes will be considered as votes against the adoption of the Bonus Plan.

         THE BOARD OF DIRECTORS OF BANCORP RECOMMENDS THAT SHAREHOLDERS VOTE FOR ADOPTION OF THE BONUS PLAN.

                                 OTHER BUSINESS

         Bancorp's management knows of no matters to be brought before the 1999 Annual Meeting for a vote other than those matters described above in this Proxy Statement. However, if other matters are presented for a vote at the Annual Meeting, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters. At the Annual Meeting, management will report on Bancorp's business, and shareholders will have an opportunity to ask questions. For information concerning the procedures provided by Bancorp's Articles of Incorporation for the presentation of business by shareholders at an annual meeting, see the section below entitled "Proposals of Shareholders."

                       MANAGEMENT COMPENSATION INFORMATION

EXECUTIVE COMPENSATION

         The following table shows the compensation paid by Citizens Bank for services rendered during the calendar years 1998, 1997 and 1996 for the President and Chief Executive Officer of Citizens Bank. No other officer or employee of Citizens Bank earned compensation consisting of salary and bonus which exceeded $100,000 for these calendar years. Officers of Bancorp, including Mr. Humphreys, do not received separate compensation for services rendered in their capacity as Bancorp officers.

                            ANNUAL COMPENSATION TABLE

NAME AND PRINCIPAL                                                                  OTHER ANNUAL
     POSITION                     YEAR        SALARY             BONUS            COMPENSATION(1)
----------------------            ----      ----------         ---------         -----------------

William V. Humphreys,             1998      $  145,000         $  18,000         $  30,000
  President and Chief             1997      $  122,000         $  12,000         $  27,000
  Executive Officer               1996      $  115,000         $       0         $   6,000

----------

  (1) Includes an automobile allowance of $500 per month. Mr. Humphreys was also reimbursed for club membership dues for the years shown. The total of the perquisites received by Mr. Humphreys, including the automobile allowance and club dues, did not exceed 10% of his salary plus bonus for the years shown. Also includes discretionary contributions made by Citizens Bank of $24,000 (in 1998) and $21,000 (in 1997) to the Citizens Bank's Employee Profit-Sharing and Retirement Plan.

DIRECTOR COMPENSATION

         The members of the Board of Directors of Bancorp do not received separate compensation for serving as Board members of Bancorp.

         Six of the eight directors of Citizens Bank received compensation of $700 per month in calendar 1998. The Chairman of the Citizens Bank Board was paid compensation of $1,400 per month. No compensation was paid to the President and Chief Executive Officer of Citizens Bank for his service as a Citizens Bank director. Each emeritus director of Citizens Bank received compensation of $700 per month. The compensation paid to outside and emeritus directors constitutes the entire compensation paid to them for their work as directors, including preparing for and attending regular and special Board meetings, preparing for and attending committee meetings, and rendering advice and assistance to Citizens Bank in their capacities as directors.

PROFIT-SHARING RETIREMENT PLAN

         Citizens Bank has had an Employee Profit-Sharing and Retirement Plan (the "Plan") in effect since 1960. All Citizens Bank employees who have been employed by Citizens Bank for 12 consecutive months from a start date of January 1 or July 1 in any given year are eligible to participate. Members of the Board of Directors of Bancorp or of Citizens Bank are not eligible to participate unless they are also Citizens Bank employees. The Plan is qualified as a retirement plan under the Employee Retirement Income Security Act of 1974. The normal retirement age under the Plan is 65.

         Contributions to the Plan are made at the sole discretion of the Citizens Bank Board of Directors. Employees may not make contributions. The benefits payable to an employee covered by the Plan depend on a number of factors, including Citizens Bank's contributions to the Plan, the present and future compensation paid to the employee and the performance of the investments purchased and managed under the Plan.

         The amount approved by the Citizens Bank Board of Directors for contribution to the Plan in any fiscal year may not exceed 15% of the value of the aggregate salaries paid to participants in the Plan. Contributions to the Plan are allocated by the Plan trustee and administrator among Plan participants on a pro-rata basis as determined by the yearly salary of each participant.

         As of December 31, 1998 there were a total of 4 executive officers and 78 other employees of Citizens Bank who were participants in the Plan. The executive officer participants were: (1) William V. Humphreys President and Chief Executive Officer; (2) Daniel E. Wybenga, Executive Vice President/ Loan Administration; (3) Lark E. Wysham, Senior Vice President and Chief Financial Officer; and (4) Scott M. Zimbrick, Senior Vice President and Branch Manager.

         The following table shows the amounts expensed by Citizens Bank as contributions to the Plan for the fiscal year ending December 31, 1998 for the participants shown, and the aggregate value of contributions under the Plan as of the end of that period.

                                                   Amount Expensed in          Aggregate Value Accrued
                                                   Fiscal Year 1998            as of December 31, 1998
                                                                                    (Estimate)
                                                   ------------------          -----------------------

Executive Officers as a Group
  (4 Total):                                        $    47,212.51              $    47,212.51

Citizen Bank Employees as a
  Group (Excluding Executive
  Officers):                                            291,571.52                  291,571.52
                                                    --------------              --------------

Totals for All Participants
   (82 Total Participants):                          $  338,784.03              $  338,784.03

STOCK OPTIONS

         In November 1998, Bancorp's Board of Directors adopted, subject to shareholder approval, an Incentive Stock Option Plan. No options may be issued under the proposed Plan until it has been approved by Bancorp's shareholders. The proposed Plan is described elsewhere in this Proxy Statement. No options to purchase shares of Bancorp's common stock were awarded by Bancorp to anyone in calendar year 1998 under the proposed Plan or under any other plan or arrangement.

METHODS AND PROCEDURES FOR SETTING EXECUTIVE COMPENSATION AND REPORT OF
COMMITTEES

         Annual compensation for the President and Chief Executive Officer of Citizens Bank is determined directly by the Management Review Committee of the Citizens Bank Board. This Committee consists of Citizens Bank's outside directors. For all other executive officers of Citizens Bank, annual compensation is approved by the entire Citizens Bank Board based on the recommendations of the Board's Human Resources Committee.

         In setting executive officer compensation, Citizens Bank does not presently employ quantitative methods, such as basing compensation on the achievements of specific performance targets or goals. Compensation for each officer, including the President and Chief Executive Officer, is set individually based on a performance review. The review takes into account such factors as the quality of the officer's performance for the year, the year over year growth and return on assets achieved by Citizens Bank, and the extent to which, in the ultimate judgment of the Board, the officer has contributed to enhancing shareholder value. Citizens Bank also collects compensation data from national surveys and peer group banks. This data is used as a reference point to set compensation at what the Board believes are competitive levels. In general, the Board strives to assure that its executive officer compensation levels do not fall below the median level for peer group banks.

         Citizens Bank has no formula for awarding bonuses or for making discretionary contributions to its Employee Profit Sharing and Retirement Plan, and does not guarantee its executive officers that such awards or contributions will be made. However, the amount of compensation potentially available for such purposes does depend on Citizens Bank's return on assets for the year. The Citizens Bank Board generally approves higher bonuses and contributions in years in which its return on average assets have been strong. For the 1998 fiscal year, Citizens Bank did award higher than usual bonuses and discretionary retirement plan contributions because of the strength of Citizens Bank's return on average assets for the year.

        This report is submitted by the Management Review Committee (Scott A. Fewel, Jock Gibson, James E. Richards, Duane L. Sorensen, Gene N. Thompson, Jock Truax, and Rosetta C. Venell) and the Human Resources Committee (Jock Gibson, William V. Humphreys, James E. Richards, and Gene N. Thompson).

               TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

         Citizens Bank extends credit from time to time to some of the executive officers and directors of Bancorp and of Citizens Bank in the ordinary course of business. All such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and the loans do not involve more than the normal risk of collectibility or present any other unfavorable features. As of December 31, 1998 there were outstanding loans to a total of 10 executive officers and directors of Bancorp or to companies in which such executive officers or directors have an interest. The total of all such loans, plus unfilled commitments to lend, was $6,364,000. None of these loans were delinquent as of December 31, 1998. As of December 31, 1998 no indebtedness of any one individual or company exceeded 10% of the equity capital accounts of Bancorp and its wholly-owned subsidiary, Citizens Bank.

                             ADDITIONAL INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Bancorp believes that all Forms 3, 4 and 5 required to be filed, pursuant to the Securities Exchange Act of 1934, as amended, by its directors, officers and others who are required to file such reports were timely filed during the 1998 fiscal year.

INDEPENDENT ACCOUNTANTS AND AUDITORS

         In December of 1997 Bancorp's management recommended to the Audit Committee of the Board of Directors that Bancorp solicit bids from independent certified public accountants to perform its accounting and auditing work beginning in the 1998 fiscal year. The Audit Committee approved the recommendation, and directed management to schedule interviews to evaluate qualified candidates to serve as Bancorp's independent accountant.

         The Audit Committee scheduled interviews with three accounting firms as part of its review and evaluation process. David O. Christensen, C.P.A., Bancorp's outside accounting firm at the time of the bidding process, was invited to be considered as a candidate for Bancorp's accounting and auditing work and to be included among firms interviewed. Mr. Christensen notified Bancorp on January 9, 1998 that he declined to stand for consideration or for re-election as Bancorp's independent accountant. The Audit Committee held its interviews on February 11, 1998, and thereafter recommended that the accounting firm of Knight, Vale and Gregory, Inc., P.S. ("KVG") be retained as Bancorp's independent accountant. The recommendation was approved by the Board of Directors on February 17, 1998.

         The recommendation did not arise from any disagreements, within the meaning of Item 304 of Regulation S-K, between Bancorp and Bancorp's prior independent accountant, David O. Christensen, and there have been no such disagreements, or any "reportable events" under paragraph (a)(1)(v) of Item 304, with respect to any Company financial statement, audit, report or tax return or any matters relating thereto for Bancorp's 1996 or 1997 fiscal years or any subsequent interim period through January 9, 1998. In particular, with respect to such financial statements, Mr. Christensen's report did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         Beginning on February 18, 1998 KVG commenced providing accounting and audit services to Bancorp for matters arising in fiscal 1998, and served as Bancorp's independent auditor to audit Bancorp's financial statements for the fiscal year 1998. A representative of KVG will be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

         Bancorp retained the firm of Shiraishi and Kitchen, Inc. to perform the internal operational audit of Citizens Bank for fiscal 1998.

ANNUAL REPORT AND ADDITIONAL INFORMATION

         THE BANK'S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS OF BANCORP AND ITS SUBSIDIARY AND THE NOTES RELATING THERETO, TOGETHER WITH THE REPORT OF THE INDEPENDENT AUDITORS AND OTHER INFORMATION CONCERNING BANCORP, WILL BE SENT TO SHAREHOLDERS ON OR ABOUT THE DATE OF MAILING TO SHAREHOLDERS OF THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE 1998 ANNUAL REPORT, AND COPIES (NOT INCLUDING EXHIBITS) OF BANCORP'S FORM 10-K FOR THE 1998 FISCAL YEAR TO BE FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON OR BEFORE MARCH 31, 1999 MAY BE OBTAINED WITHOUT CHARGE FROM LARK E. WYSHAM, CHIEF FINANCIAL OFFICER, CITIZENS BANCORP, P. O. BOX 30, CORVALLIS, OREGON 97339. COPIES OF EXHIBITS TO BANCORP'S FORM 10-K WILL BE PROVIDED UPON PAYMENT OF BANCORP'S REASONABLE EXPENSES INCURRED IN FURNISHING SUCH EXHIBITS IN THE AMOUNT OF $.25 PER PAGE. BANCORP'S FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ARE ALSO AVAILABLE AT THE WEBSITE MAINTAINED BY THAT AGENCY AT HTTP://WWW.SEC.GOV.

PROPOSALS OF SHAREHOLDERS

         Shareholders may present matters for consideration at any annual meeting of Bancorp. Shareholders are reminded that under Article VII of the Articles of Incorporation of Bancorp, there are certain procedural requirements relating to the presentation of business at an annual meeting by a shareholder. Unless otherwise permitted by the Board of Directors, any business, including without limitation nominations of directors, may be properly brought before an annual shareholders meeting, or before any special meeting of shareholders, by a shareholder only upon the shareholder's timely notice in writing to the Secretary of Bancorp. To be timely, a shareholder's written notice must be physically received at the principal executive offices of Bancorp not later than the close of business on the thirtieth (30th) calendar day before the date of the meeting.

         The notice provided by the shareholder must set forth (i) a brief description of each matter desired to be brought before the meeting and the reason for conducting such business at the meeting, (ii) the name and address of the proposing shareholder, (iii) the class and number of shares of stock of Bancorp which are beneficially owned by the proposing shareholder, (iv) any material interest of the shareholder in the business proposed, and (v) as for each person whom the shareholder proposes to nominate for election as a director
(a) the name, age, business address, and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number or shares of stock, if any, of Bancorp which are beneficially owned by such person, (d) the proposed nominee's written consent, and (e) any other information relating to such person that is required to be disclosed or is otherwise required by any applicable law.

         For shareholder proposals to be considered at the 2000 Annual Meeting of shareholders, if a shareholder wishes to present a proposal at that Annual Meeting and also wishes to have the proposal included in Bancorp's official Proxy Statement for the 2000 Annual Meeting, the written notice of proposal must be submitted to the Secretary of Bancorp no later than December 31, 1999.

                                           Date: March 10, 1999

                                CITIZENS BANCORP
                    TOTAL CUMULATIVE SHAREHOLDER RETURN FOR
                      THE PERIOD ENDING DECEMBER 31, 1998

                               [PERFORMANCE GRAPH]




                                                        DECEMBER 31,
                              --------------------------------------------------------------------
                              1993        1994         1995         1996        1997         1998
                              ----       ------       ------       ------      ------       ------
CITIZENS BANCORP*             $100       131.76       147.50       201.14      316.48       451.81
S&P 500                       $100       101.52       139.71       170.46      228.47       292.37
S&P MAJOR REGIONAL BANKS      $100        93.76       146.24       199.69      303.27       335.38

*Bancorp became the holding company of Citizens Bank effective July 1, 1997, and the stock performance data shown above encompasses the performance of Citizens Bank common stock prior to that date. This stock performance data is based solely on prices reported to Bancorp and to Citizens Bank for specific transactions between buyers and sellers who informed Bancorp or Citizens Bank of specific transactions. There was and is no established market for the common stock of either Bancorp or Citizens Bank, and their common stock was not and is not listed on any exchange or other trading or quotation system. Stock performance data for these entities may not represent all transactions in the shares traded for the periods in question, and no assurance can be given as to the accuracy of reported prices, as the prices were not independently verified. The data is based on prices for actual sales transactions only, and excludes offers to buy or offers to sell.

               Exhibit 1 of Citizens Bancorp 1999 Proxy Statement

                                CITIZENS BANCORP
                        1998 INCENTIVE STOCK OPTION PLAN

         1. Purpose. The purpose of this 1998 Incentive Stock Option Plan (the "Plan") is to enable Citizens Bancorp (the "Company") to attract and retain experienced and able employees of the Company and to provide an incentive to these individuals to exert their best efforts for the Company and its shareholders.

         2. Types of Stock Options Available. The Board of Directors of the Company (the "Board") is authorized to make two kinds of stock option grants of the common stock ("Stock") of the Company: (i) grants of Incentive Stock Options and (ii) grants of Non-Statutory Stock Options. Such grants shall be made subject to the conditions and restrictions set forth in the Plan.

         3. Administration.

         3.1 Board of Directors. The Board shall administer the Plan, and shall determine and designate the persons to whom grants shall be made and the amounts, terms and conditions of such grants. Subject to the provisions of the Plan, the Board may adopt or amend rules and regulations for the administration of the Plan. The interpretation and construction of the Plan by the Board shall be final and conclusive. The Board may delegate to a committee of the Board authority to administer the Plan; provided, that only the Board, and not a committee, may amend or terminate the Plan as provided elsewhere herein.

         3.2 Stock Valuation. Whenever the operation of the Plan requires that the fair market value of the Stock be determined, the fair market value shall be established in accordance with methods chosen by the Board in its discretion and in accordance with its fiduciary duties. Such methods may include, without limitation, the valuation method specified in the Company's currently effective Dividend Reinvestment Plan.

         3.3 Employee Participation. No employee of the Company who receives a stock option under the Plan shall participate in any decisions of the Board with respect to the grant of the option to that employee.

         4. Eligibility. Stock option Grants may be made under the Plan to officers and key employees of the Company whom the Board believes have made or will make an essential contribution to the Company; provided, however, that directors of the Company, except for directors who are also employees of the Company, are not eligible for grants under the Plan.

         5. Shares Subject to the Plan. The total number of shares of Stock that may be issued upon the exercise of all options granted under the Plan shall at no time exceed in the aggregate four percent (4%) of the issued and outstanding Stock of the Company. If any option under the Plan expires or is canceled or terminated and is unexercised in whole or in part, the shares of Stock allocable to the unexercised portion shall again become available for awards under the Plan. Stock issued under the Plan may be subject to such restrictions on transfer, repurchase rights, or other restrictions as are determined by the Board. The certificates representing such Stock shall include language stating such restrictions as determined by the Board.

         6.       Effective Date and Duration of Plan.

         6.1 Effective Date. The Plan shall become effective (the "Effective Date") upon the approval of a resolution by a majority of the shareholders of the Company ratifying the adoption of the Plan by the Board. Grants may be made under the Plan at any time after the Effective Date and before termination of the Plan.


Exhibit 1, Page 1 - Citizens Bancorp 1998 Incentive Stock Option Plan

               Exhibit 1 of Citizens Bancorp 1999 Proxy Statement


         6.2 Duration of the Plan. The Plan shall continue in effect until, in the aggregate, options have been awarded and exercised with respect to all Stock subject to the Plan under paragraph 5 (subject to any adjustments under paragraph 10). The Board may suspend or terminate the Plan at any time except with respect to options then outstanding under the Plan. Termination shall not affect any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

         7. Grants.

         7.1 Power of Board of Directors. The Board may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) grant options other than Incentive Stock Options (hereinafter "Non-Statutory Stock Options"). The Board shall specify the action taken with respect to each person granted an option under the Plan, and shall specifically designate each option granted under the Plan as an Incentive Stock Option or a Non-Statutory Stock Option. All such grants are subject to the restrictions described elsewhere in the Plan.

         7.2 General Rules Relating to Grants of Stock Options.

                  7.2.1 Time of Exercise. Except as provided in paragraph 9, stock options granted under the Plan may be exercised over the period stated in each option in amounts and at times prescribed by the Board and stated in the option, provided that options shall not be exercised for fractional shares. If the optionee does not exercise an option in any period with respect to the full number of shares to which the optionee is entitled in that period, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent period during the term of the option.

                  7.2.2 Purchase of Shares. Shares may be purchased or acquired pursuant to an option only on receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares the optionee desires to purchase and the date on which the optionee desires to complete the transaction, which may not be more than 30 days after receipt of the notice. On or before the date specified for completion of the purchase, the optionee must have paid the Company the full purchase price in cash, in shares of Stock previously acquired by the optionee valued at fair market value, or in any combination of cash and shares of Stock. No shares shall be issued until full payment has been made. Each optionee who has exercised an option shall, on notification of the amount due, if any, and prior to or concurrently with delivery of the certificates representing the shares for which the option was exercised, pay to the Company amounts necessary to satisfy any applicable federal, state, and local withholding tax requirements. If additional withholding becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company shall have the right to withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. The optionee exercising the option shall be solely responsible for payment of federal income taxes and other taxes for which optionee is liable as a result of the exercise.

         7.3 Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

                  7.3.1 Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan such that the aggregate fair market value on the date of grant of the Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year, under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company, exceeds $100,000.

                  7.3.2 Option Price. The option price per share under each option granted under the Plan shall be determined by the Board, but the option price with respect to an Incentive Stock Option shall

Exhibit 1, Page 2 - Citizens Bancorp 1998 Incentive Stock Option Plan

               Exhibit 1 of Citizens Bancorp 1999 Proxy Statement


be not less than 100 percent of the fair market value of the shares of Stock covered by the option on the date the option is granted.

                  7.3.3 Duration of Options. Subject to paragraphs 7.3.4 and 9, each option granted under the Plan shall continue in effect for the period fixed by the Board, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

                  7.3.4 Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee of the Company, or of any parent or subsidiary of the Company, possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or of any parent or subsidiary of the Company, only if (i) the option price is at least 110 percent of the fair market value of the Stock subject to the option on the date it is granted, and (ii) the option by its terms is not exercisable after the expiration of five years from the date it is granted.

                  7.3.5 Limitation on Time of Grant. No Incentive Stock Option may be granted on or after the tenth anniversary of the Effective Date.

         7.4 Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following additional terms and conditions:

                  7.4.1 Option Price. The option price per share under each option granted under the Plan for a Non-Statutory Stock Option shall be the fair market value of the Stock at the time of the grant.

                  7.4.2 Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board.

         8. Nontransferability. Options granted under the Plan shall be nonassignable and nontransferable by the holder except by will or by the laws of descent and distribution applicable to the holder's estate, and shall be exercisable during the holder's lifetime only by the holder.

         9. Vesting of Option Grants; Time of Exercise.

         9.1 Vesting. All stock options granted under the Plan shall fully vest on the date of grant, unless the terms of the grant expressly provide otherwise. The Board may in its discretion may provide for vesting in accordance with the schedule provided below.

         9.2 Vesting Schedule. The date of grant of a Stock option to an employee of the Company shall be the "Grant Date." A Stock option grant shall, if the terms of the grant so provide, vest in accordance with the following schedule during the optionee's continuous employment by the Company from and after the Grant Date.

                     Years of Employment                                Nonforfeitable %
                     -------------------                                ----------------

                  1 year from Grant Date                                      25%
                  2 years from Grant Date                                     50%
                  3 years from Grant Date                                     75%
                  4 years from Grant Date                                    100%

         9.3 Exercise of Options Granted Under Vesting Schedule. The Board shall determine in its discretion, at the time the option is granted, the terms and conditions under which an option granted under the vesting schedule provided in
Section 9.2 may be exercised by the optionee.

Exhibit 1, Page 3 - Citizens Bancorp 1998 Incentive Stock Option Plan

               Exhibit 1 of Citizens Bancorp 1999 Proxy Statement


         9.4. Impact of Termination of Employment on Non-Vested Option Grants.

                  9.4.1 Retirement or General Termination. Unless otherwise determined by the Board, (i) if an employee's employment by the Company is terminated for cause, any portion of a stock option which has not vested shall be deemed forfeited on the date of the termination; and (ii) if an employee's employment by the Company is terminated without cause or by reason of the employee's retirement, any portion of a stock option which has not vested shall be deemed vested on the termination date. The transfer of an employee by the Company or any parent or subsidiary of the Company to the Company or any parent or subsidiary of the Company shall not be considered a termination under this Section.

                  9.4.2 Death or Disability. Unless otherwise determined by the Board, if an employee's employment by the Company is terminated because of death or physical disability (within the meaning of Section 22(e)(3) of the Code), any portion of a stock option which has not vested shall be deemed vested on the date of such termination.

         9.5. Impact of Termination of Employment on Vested Option Grants.

                  9.5.1 Retirement or General Termination. Unless otherwise determined by the Board, if an employee's employment by the Company is terminated by retirement or for any reason other than in the circumstances specified in 9.5.2 below, any vested option held by the employee may be exercised at any time prior to its expiration date or the expiration of 90 days after the date of the termination, whichever is the shorter period, but only if and to the extent the employee was entitled to exercise the option on the date of termination. The transfer of an employee by the Company or any parent or subsidiary of the Company to the Company or any parent or subsidiary of the Company shall not be considered a termination for purposes of the Plan.

                  9.5.2 Death or Disability. Unless otherwise determined by the Board, if an employee's employment by the Company is terminated because of death or physical disability (within the meaning of Section 22(e)(3) of the Code), any vested option held by the employee may be exercised at any time prior to its expiration date or the expiration of one year after the date of termination, whichever is the shorter period, for the greater of (a) the number of remaining shares for which the employee was entitled to exercise the option on the date of termination or (b) the number of remaining shares for which the employee would have been entitled to exercise the option if such option had been 50 percent exercisable on the date of termination. If an employee's employment is terminated by death, any option held by the employee shall be exercisable only by the person or persons to whom the employee's rights under the option pass by the employee's will or by the laws of descent and distribution applicable to the employee's estate.

         9.6 Termination of Unexercised Rights. To the extent an option held by any deceased employee or by any employee whose employment is terminated is not exercised within the limited periods provided above, all further rights to exercise the option shall terminate at the expiration of such periods.

         10. Adjustments. If the Board determines that an adjustment in the number of shares of Stock subject to outstanding grants of options is required in order to prevent the dilution or enlargement of the benefits, or potential benefits, which the Board intended to be made available under the Plan, the Board may make such adjustments as it deems equitable. Any such adjustments made by the Board shall be final. Examples of events which may require an adjustment include, without limitation: (i) the issuance of a stock dividend; (ii) a stock split or reverse stock split; and (iii) a recapitalization, reorganization, merger, consolidation, merger, split-up, spin-off, combination, repurchase, exchange of shares or other corporate transaction or event involving or affecting the Stock. The adjustments which the Board may make include, without limitation: (i) adjusting the number or percentage of shares of Stock with respect to which grants may be made; (ii) adjusting the number of shares of Stock subject to outstanding awards, including issued but unexercised option grants; and (iii) adjusting the exercise price

Exhibit 1, Page 4 - Citizens Bancorp 1998 Incentive Stock Option Plan

               Exhibit 1 of Citizens Bancorp 1999 Proxy Statement


of any issued but unexercised option grants, or where appropriate, providing for a cash payment to the holder of an outstanding grant. In the event of a stock split or stock dividend, the adjustment to the number of shares of Stock covered by an existing, unexercised stock option grant shall be mandatory, not discretionary.

         11. Change of Control. Notwithstanding any other provision of the Plan or of the terms of a specific grant to the contrary, on the effective date of any Change of Control of the Company any grant of a Stock option under the Plan which is not vested shall vest immediately and fully. As used herein, "Change of Control" means (i) the acquisition of twenty-five percent (25%) or more of the voting securities of the Company by any person, or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or
(ii) any such acquisition of a percentage between ten percent (10%) and twenty-five percent (25%) of such voting securities if any of the Board, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the Company. The term "person" means an individual, corporation, bank, bank holding company, or other entity, but excludes any employee stock ownership plan established for the benefit of employees of the Company or any of its subsidiaries or other affiliates.

         12. Amendment of Plan. The Board may at any time amend the Plan to comply with changes in the law or for any other reason. Amendments to the Plan shall not be submitted to the shareholders of the Company for approval except at the discretion of the Board, unless applicable law requires shareholder approval of the amendment or amendments. Except as provided in paragraph 10, however, no change in an option already granted shall be made without the written consent of the option holder. The Board may amend the Plan to provide for (a) an increase in the total number of shares that may be issued under the Plan, and (b) a change in the class of persons eligible to receive grants under the Plan.

         13. Approvals. The obligations of the Company under the Plan may be subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations in connection with any grants made under the Plan. The Company shall not be obligated to issue or deliver shares of Stock under the Plan if the Company is advised by legal counsel that doing so would violate applicable state or federal laws.

         14. Employment Rights. Nothing in the Plan or any grant pursuant to the Plan shall confer on a Company employee any right to be continued in the employment of the Company, or shall interfere in any way with the right of the Company to terminate such employee's employment at any time, with or without cause.

         15. Rights as a Shareholder. A holder of an option grant shall have no rights as a shareholder with respect to any shares covered by the option until the date of issue of a stock certificate to him or her for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such stock certificate.

         16. Definitions. As used herein, (i) "Company" includes any parent corporation, subsidiaries and other affiliates of the Company, and (ii) "Board" includes any committee of the Board of Directors of the Company established to administer the Plan.

                      Date of Adoption: November 17, 1998.


Exhibit 1, Page 5 - Citizens Bancorp 1998 Incentive Stock Option Plan

               Exhibit 2 of Citizens Bancorp 1999 Proxy Statement


                                CITIZENS BANCORP
                              1998 STOCK BONUS PLAN

         1. Purpose. The purpose of this 1998 Stock Bonus Plan (the "Plan") is to enable Citizens Bancorp (the "Company") to attract and retain experienced and able employees of the Company and to provide an incentive to these individuals to exert their best efforts for the Company and its shareholders.

         2. Grants of Stock Bonuses. The Board of Directors of the Company (the "Board") is authorized to make of grants of the common stock ("Stock") of the Company as bonuses. Such grants shall be made subject to the conditions and restrictions set forth in the Plan.

         3. Administration.

         3.1 Board of Directors. The Board shall administer the Plan, and shall determine and designate the persons to whom grants shall be made and the amounts, terms and conditions of such grants. Subject to the provisions of the Plan, the Board may adopt or amend rules and regulations for the administration of the Plan. The interpretation and construction of the Plan by the Board shall be final and conclusive. The Board may delegate to a committee of the Board authority to administer the Plan; provided, that only the Board, and not a committee, may amend or terminate the Plan as provided elsewhere herein.

         3.2 Employee Participation. No employee of the Company who receives a stock bonus under the Plan shall participate in any decisions of the Board with respect to the grant of the stock bonus to that employee.

         4. Eligibility. Grants may be made under the Plan to employees of the Company whom the Board believes have made or will make an essential contribution to the Company; provided, however, that directors of the Company, except for directors who are also employees of the Company, are not eligible for grants of stock bonuses under the Plan.

         5. Shares Subject to the Plan. The total number of shares of Stock that may be issued as stock bonuses shall at no time exceed in the aggregate one percent (1%) of the issued and outstanding Stock of the Company. If Stock awarded as a bonus under the Plan is forfeited to the Company or repurchased by the Company pursuant to applicable restrictions, the number of shares forfeited or repurchased shall again be available under the Plan. Stock issued under the Plan may be subject to such restrictions on transfer, repurchase rights, or other restrictions as are determined by the Board. The certificates representing such Stock shall include language stating such restrictions as determined by the Board.

         6. Effective Date and Duration of Plan.

         6.1 Effective Date. The Plan shall become effective (the "Effective Date") upon the approval of a resolution by a majority of the shareholders of the Company ratifying the adoption of the Plan by the Board. Grants may be made under the Plan at any time after the Effective Date and before termination of the Plan.

         6.2 Duration of the Plan. The Plan shall continue in effect until Stock has been awarded as bonuses covering all shares subject to the Plan under paragraph 5 (subject to any adjustments under paragraph 8. The Board may suspend or terminate the Plan at any time. Termination shall not affect any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.


Exhibit 2, Page 1 - Citizens Bancorp 1998 Stock Bonus Plan

               Exhibit 2 of Citizens Bancorp 1999 Proxy Statement

         7. Stock Bonus Provisions.

         7.1 Power of Board of Directors. The Board may, from time to time, make grants of Stock as bonuses under the Plan in its sole discretion. The Board shall specify the action taken with respect to each person granted a Stock bonus under the Plan. All such grants are subject to the restrictions described elsewhere in the Plan.

         7.2 Stock Bonuses. Stock bonuses shall be subject to the terms, conditions and restrictions determined by the Board at the time of the award. The Board may require the recipient to sign an agreement as a condition of the award containing such terms, conditions, representations and warranties as the Board may require. The Board may not require the recipient to pay any money consideration for the bonus; provided, that the Company may require the recipient to pay to the Company amounts necessary to satisfy applicable federal, state, or local tax withholding requirements prior to the issuance of Stock through the delivery of certificates or otherwise. The recipient of a stock bonus shall be solely responsible for payment of federal income taxes and other taxes for which the recipient is liable as a result of the stock bonus.

         8. Adjustments. If the Board determines that an adjustment in the number of shares of Stock subject to outstanding non-vested grants of bonuses is required in order to prevent the dilution or enlargement of the benefits, or potential benefits, which the Board intended to be made available under the Plan, the Board may make such adjustments as it deems equitable. Any such adjustments made by the Board shall be final. Examples of events which may require an adjustment include, without limitation,: (i) the issuance of a stock dividend; (ii) a stock split or reverse stock split; and (iii) a recapitalization, reorganization, merger, consolidation, merger, split-up, spin-off, combination, repurchase, exchange of shares or other corporate transaction or event involving or affecting the Stock. The adjustments which the Board may make include, without limitation: (i) adjusting the number or percentage of shares of Stock with respect to which grants may be made; (ii) adjusting the number of shares of Stock subject to outstanding awards; and (iii) where appropriate, providing for a cash payment to the holder of an outstanding grant.

         9. Change of Control. Notwithstanding any other provision of the Plan or of the terms of a specific grant to the contrary, on the effective date of any Change of Control of the Company: (i) any grant of a Stock bonus under the Plan which is not vested shall vest immediately and fully, and (ii) a Stock bonus granted through an unsecured promise to issue Stock in installments shall be deemed accelerated and the grantee shall be entitled immediately to the unissued portion of the grant. As used herein, "Change of Control" means (i) the acquisition of twenty-five percent (25%) or more of the voting securities of the Company by any person, or persons acting as a group within the meaning of
Section 13(d) of the Securities Exchange Act of 1934, or (ii) any such acquisition of a percentage between ten percent (10%) and twenty-five percent (25%) of such voting securities if any of the Board, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the Company. The term "person" means an individual, corporation, bank, bank holding company, or other entity, but excludes any employee stock ownership plan established for the benefit of employees of the Company or any of its subsidiaries or other affiliates.

         10. Amendment of Plan. The Board may at any time amend the Plan to comply with changes in the law or for any other reason. Amendments to the Plan shall not be submitted to the shareholders of the Company for approval except at the discretion of the Board, unless applicable law requires shareholder approval of the amendment or amendments. The Board may amend the Plan to provide for (a) an increase the total number of shares that may be issued under the Plan, and
(b) a change in the class of persons eligible to receive grants under the Plan.

         11. Approvals. The obligations of the Company under the Plan may be subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will


Exhibit 2, Page 2 - Citizens Bancorp 1998 Stock Bonus Plan

               Exhibit 2 of Citizens Bancorp 1999 Proxy Statement

use its best efforts to take steps required by state or federal law or applicable regulations in connection with any grants made under the Plan. The Company shall not be obligated to issue or deliver shares of Stock under the Plan if the Company is advised by legal counsel that doing so would violate applicable state or federal laws.

         12. Employment Rights. Nothing in the Plan or any grant pursuant to the Plan shall confer on a Company employee any right to be continued in the employment of the Company, or shall interfere in any way with the right of the Company to terminate such employee's employment at any time, with or without cause.

         13. Rights as a Shareholder. A recipient of Stock awarded as a bonus shall have no rights as a shareholder with respect to any shares covered by any bonus award until the date of issue of a stock certificate to him or her for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such stock certificate.

         14. Definitions. As used herein, (i) "Company" includes any parent corporation, subsidiaries and other affiliates of the Company, and (ii) "Board" includes any committee of the Board of Directors of the Company established to administer the Plan.

                      Date of Adoption: November 17, 1998.


Exhibit 2, Page 3 - Citizens Bancorp 1998 Stock Bonus Plan

                              BACK OF PROXY BALLOT

                         CITIZENS BANCORP - VOTING PROXY

I (we), whose signature(s) appear on the reverse side of this proxy, hereby appoint Rosetta C. Venell and Lark E. Wysham and each of them as proxies to vote all shares of stock of Citizens Bancorp that I (we) would be entitled to vote at the Annual Meeting of shareholders of Citizens Bancorp, to be held on April 20, 1999 at 7:00 p.m. Pacific Time, in Corvallis, Oregon, and at any adjournments thereof, with all powers I (we) would have if personally present, and as instructed below. THIS PROXY IS TO BE VOTED AS SPECIFIED BELOW, OR IF NO SELECTIONS ARE MADE, SHALL BE VOTED FOR THE PROPOSALS SHOWN. THIS PROXY MAY ALSO BE VOTED IN MANAGEMENT'S DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE ANNUAL MEETING.


PROPOSAL #1: ELECTION OF DIRECTORS - Management's Nominees

Scott A. Fewel        Duane L. Sorensen        Rosetta C. Venell

[ ]  FOR all nominees    [ ] WITHHOLD          [ ]  ABSTAIN
     (except as shown)       AUTHORITY

To vote against an individual nominee, line out the nominee's name.

--------------------------------------------------------------------------------

PROPOSAL #2: INCREASE IN NUMBER OF AUTHORIZED SHARES - Proposed by Management THE PROPOSAL: The approval of an amendment to Bancorp's Articles of Incorporation to increase Bancorp's authorized shares of its common stock from 5,000,000 to 10,000,000. MANAGEMENT RECOMMENDS A VOTE FOR THE PROPOSAL.

[ ]  FOR the Proposal   [ ]  AGAINST           [ ]    ABSTAIN
                             the Proposal

PROPOSAL #3: APPROVAL OF INCENTIVE STOCK OPTION PLAN - Proposed by Management THE PROPOSAL: The approval of an Incentive Stock Option Plan authorizing Bancorp to issue incentive compensation in the form of stock options. MANAGEMENT RECOMMENDS A VOTE FOR THE PROPOSAL.

[ ]  FOR the Proposal   [ ]  AGAINST           [ ]    ABSTAIN
                             the Proposal

PROPOSAL #4: APPROVAL OF INCENTIVE STOCK BONUS PLAN - Proposed by Management THE
PROPOSAL: The approval of a Stock Bonus Plan authorizing Bancorp to issue incentive compensation in the form of stock bonuses. MANAGEMENT RECOMMENDS A VOTE FOR THE PROPOSAL.

[ ]  FOR the Proposal   [ ]  AGAINST           [ ]    ABSTAIN
                             the Proposal


                                CITIZENS BANCORP

                    P.O. Box 30, Corvallis, Oregon 97339-0030


PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
April 20, 1999 Annual Meeting of Shareholders

Please sign EXACTLY as your name appears below. If shares are held by two or more persons, each must sign. Please supply your title if you are signing as an attorney, executor, trustee, guardian, corporate officer, or in some other representative capacity.


                                      ------------------------------------------
                                      Signature

                                      ------------------------------------------
                                      Signature

                                      Date:  ________________ , 1999


PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. Thank you.